SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(Rule 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

☐	Definitive Information Statement

GREENCHEK TECHNOLOGY INC.
(Name of Registrant as Specified In Its Charter)

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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GreenChek Technology Inc.
101 California Street, Suite 2450
San Francisco, California 94111
(888) 775-7579

October 5, 2010

Dear Shareholder:

This Information Statement is furnished to holders of shares of common stock, par value $.00001 per share (the “Common Stock”), of Greenchek Technology Inc. (the “Company”). The purpose of this Information Statement is to notify the shareholders that on October 4, 2010, the Company received written consent (the “Written Consent”) from Lincoln Parke, the sole officer and a director of the Company, holding common stock and preferred stock, with 50,000,000 votes representing approximately 63.75% of the total voting power of the Company adopting a resolution to amend the Company’s Articles of Incorporation to increase the authorized number of shares of common stock the Company is authorized to issue from 100,000,000 to 200,000,000 shares.

The Board believes that the terms of the amendment to the Articles of Incorporation (the “Restated Articles”) are beneficial to the Company. The full text of the Restated Articles is attached as Annex I to this Information Statement.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of a majority of the outstanding shares of the voting stock of the Company. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolution will not become effective before the date which is 21 days after this Information Statement was first mailed to the shareholders. You are urged to read the Information Statement in its entirety for a description of the action taken by Lincoln Parke.

This Information Statement is being mailed on or about October __, 2010 to shareholders of record on October 4, 2010 (the “Record Date”).

/s/ Lincoln Parke
Lincoln Parke
President

GreenChek Technology Inc.
101 California Street, Suite 2450
San Francisco, California 94111
_________________________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

_______________________________________________________________

We are sending you this Information Statement to inform you of the adoption of a resolution on October 4, 2010 by consent (the “Written Consent”) from the Board of Directors (the “Board”) and Lincoln Parke, the sole officer of the Company holding common stock and preferred stock, with 50,000,000 votes representing approximately 63.75% of the total voting power of the Company to amend the Company’s Articles of Incorporation to increase the authorized number of shares of common stock the Company is authorized to issue from 100,000,000 to 200,000,000 shares.

The adoption of the foregoing resolution will become effective 21 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from shareholders.

The Company is distributing this Information Statement to its shareholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the Nevada Revised Statutes are afforded to the Company’s shareholders as a result of the adoption of these resolutions.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $2,500, will be paid by the Company.

Reason for the Increase in Authorized Common Stock

The Company's current Articles of Incorporation provides for an authorized capitalization consisting of 100,000,000 shares of common stock, $.00001 par value per share, and 100,000,000 shares of preferred stock, $.00001 per share. As of October 4, 2010, there were approximately 78,428,333 shares of Common Stock outstanding.

The Company is currently obligated to issue more shares that it is authorized to issue under its outstanding convertible notes and warrants. In connection with the issuance of the 5% Unsecured Convertible Promissory Note dated December 31, 2009, as amended, the holders have the right to convert the principal amount of $250,000 at a conversion rate based on the closing bid price on the date of conversion. For example, if the closing bid price on the date of conversion would be $0.02, the holders of the Note could convert the Note to 12,500,000 shares. In connection with the issuance of a Convertible Promissory to Asher Enterprises, Inc. in the original principal amount of $50,000, the Company agreed to reserve a sufficient number of shares to provide for the conversion of the Note. The note is convertible at any time at the election of the holder at a conversion price equal to a 38% discount to the average of the 3 closing bid prices of the common stock for 10 days prior to the conversion. If the average closing bid price is $0.02, the holder of the note could convert the principal amount of the Note to 6,578,947 shares. If the price of our shares decreases, and the holders of our outstanding convertible notes convert such notes, the Company will have to issue additional shares. The Company has also warrants outstanding which are currently exercisable for an aggregate of 2,000,000 shares of common stock. In addition, the Company has an option pool for 5,000,000 shares to issue to consultants and other advisors to the Company.

The Board further believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to provide the Company with the flexibility to issue Common Stock without further action by Company's shareholders (unless required by law or regulation) for such other corporate purposes as the Board may deem advisable. These purposes may include, among other things, the sale of shares to obtain additional capital funds, the purchase of property or an acquisition or other business combination with another company, the use of additional shares for various equity compensation and other employee benefit plans of the Company and other bona fide purposes.  The Company currently has no agreements or arrangements with any third party to issue shares of Common Stock.

The additional shares of Common Stock for which authorization is sought would be a part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as the currently outstanding shares of our common stock. Current shareholders do not have preemptive rights under our Articles of Incorporation, and will not have such rights with respect to these additional authorized shares of common stock. When the Board elects to issue additional shares of common stock, such issuance will have a dilutive effect on the voting power and percentage ownership of our current shareholders, and an adverse effect on the market price of the common stock.

For all the foregoing reasons, the Company needs to increase its authorized share capital.

Vote Required; Manner of Approval

The Restated Articles of Incorporation has been approved by the Board and the shareholder holding more than approximately 63.75% of the outstanding voting shares. The Board reserves the right, notwithstanding shareholder approval and without further action on the part of the stockholders, not to proceed with the filing of the Restated Articles of Incorporation with the Secretary of State of the State of Nevada if, at any time prior to such filing, the Board, in its sole discretion, determines that the terms of the Restated Articles of Incorporation are no longer in the best interests of the Company and its shareholders.

Approval to amend and restate the current Articles of Incorporation of the Company under the Nevada Revised Statutes (“NRS”) requires the affirmative vote of the holders of a majority of the voting power of the Company. Section 78.320 of the NRS provides in substance that, unless the Company’s Articles of Incorporation provides otherwise, shareholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

In accordance with the NRS, the affirmative vote on the Restated Articles of Incorporation of at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the shareholders to approve the adoption of the Restated Articles of Incorporation.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Restated Articles of Incorporation cannot take effect until 20 days after this Information Statement is sent to the Company’s shareholders. As mentioned earlier, the Restated Articles will become effective upon its filing with the Secretary of State of the State of Nevada which is anticipated to be on or about October ___, 2010, 20 days after the mailing of this Information Statement. No action on the part of the shareholders would be required.

BOARD OF DIRECTORS AND COMMITTEES INFORMATION

Currently, our Board of Directors consists of Lincoln Parke, Andrew Chen and Xin Wang. We are not actively seeking additional board members. At present, the Board of Directors has not established any committees.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning the total remuneration paid or accrued by our chief executive officer for fiscal years ended February 28, 2010 and 2009. No other executive officer earned compensation in excess of $100,000 during our 2010 fiscal year.

Summary Compensation Table

						Non-Equity	Nonqualified Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name And		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Lincoln Parke	2010	61,801	0	0	0	0	0	0	61,801
President, Principal Executive Officer,	2009	31,689	0	0	0	0	0	0	31,689
Principal Accounting Officer,
Secretary, Treasurer

Compensation of Directors

The members of our board of directors are not compensated for their services as directors. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the specific benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Employees and Employment Agreements

We have a management services contract with our President, Chief Executive Officer and a director.  The management services contract stipulates that Mr. Parke is (i) to provide the company with the day-to-day management of the ERD-3.0 operations and (ii) to analyze operational information and initiate appropriate actions or modifications to the ERD-3.0 based on the results of such analyses. Pursuant to the management services contract and in exchange for the services provided by Mr. Parke, the Company is to pay him (CAD$5,000) five thousand Canadian dollars per month.  Currently, Mr. Parke devotes approximately 80% of his time to our operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table is a list of the beneficial ownership of common stock as of October 4, 2010 of (i) all persons who beneficially owned more than 5% of our outstanding common stock, (ii) all directors, (iii) all executive officers and (iv) all directors and executive officers as a group,. The beneficial ownership is calculated based on 78,428,833 shares of common stock outstanding as of October 4, 2010. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities and, accordingly, includes shares issuable upon exercise of options that are exercisable or become exercisable within 60 days of October 4, 2010.

Unless otherwise indicated, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned with the following address, c/o GreenChek Technology Inc, 101 California Street, Suite 2450, San Francisco, California 94111.

	Direct Amount of	Percent
Name of Beneficial Owner	Beneficial Owner	of Class

Lincoln Parke	50,000,000(1)(2)(3)	63.75%
Andrew Chen	0	0
Xin Wang	0	0
All directors and officers (3 persons)	50,000,000	63.75%

(1)
Pursuant to an August 2008 agreement between the Company and Lincoln Parke, the $300,000 paid by Mr. Parke to China Bright for the initial license fee amount is non interest bearing and payable on the earlier of July 14, 2010 or the closing of a financing in excess of $1,000,000.  On November 28, 2009, this amount became convertible at the option of the Principal at 75% of the closing price of the Company’s common stock on the date of conversion.  On February 23, 2010, the loan was converted at a rate of $0.03 per share resulting in a total share issuance of 10,000,000 shares of common stock to Mr. Parke.

(2)
Pursuant to a July 14, 2008 license agreement between the Company, China Bright Technology Development Limited (the Licensor) and Lincoln Parke (the Principal), we acquired a license to use certain patent and intellectual rights for the purpose of manufacturing, marketing, and distributing products designed to reduce gas emissions by motor vehicles.  Provided that all conditions of the agreement are met, we are to issue Lincoln Parke an amount equal to the value of 60% of the Company’s issued and outstanding common shares.

(3)
Includes 10,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock has the right to vote as 4,000 shares of common stock, giving Mr. Parke the right to vote 50,000,000 shares of common stock as a result of his ownership of the Series A Preferred Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

In 2006, we issued 35,000,000 shares of common stock to Mr. Sarai, former majority stockholder and former chief executive officer of the Company, in consideration of $5,000. Pursuant to an October 21, 2008 Return to Treasury Agreement with the Company, we purchased the 35,000,000 shares of the Company common stock owned by Sarai for $100,000. We paid $75,000 to Sarai on October 21, 2008. The agreement provided that the 35,000,000 shares were to be returned to Sarai if we failed to pay the remaining $25,000 to Sarai March 1, 2009 (which date was extended to June 30, 2009 under an Amendment to Agreement dated May 19, 2009 between the Company and Sarai and further extended under a verbal agreement) or if certain transactions by the License Agreement did not occur.  Pursuant to an Amendment dated May 14, 2010, Mr. Sarai returned the 35,000,000 shares to the Company in exchange for the issuance by the Company of a $25,000 promissory note. The principal amount of the note, plus interest which accrues at an annual rate of 11%, is due on May 13, 2011.

We issued 10,000,000 shares of common stock to Mr. Parke in February 2010 in consideration for a $300,000 loan conversion. Pursuant to the $300,000 loan agreement the amount was non-interest bearing and payable on the earlier of July 14, 2010 or the closing of a financing in excess of $1,000,000.  On November 28, 2009, the amount became convertible at the option of Mr. Parke at 75% of the closing price of the Company’s common stock on the date of conversion. On February 23, 2010, the loan was converted at a rate of $0.03 per share resulting in a total share issuance of 10,000,000 shares of common stock to Mr. Parke.

As of February 28, 2010, we owed Mr. Parke, our CEO, President and Director, $103,802 for advances made to us. This amount is unsecured, bears no interest with no specific terms of repayment. We also owe Mr. Parke $61,801 for accrued management fees in accordance with the terms of our management agreement with Mr. Parke.

  On September 22, 2010, the Board authorized the issuance of 10,000 shares of Series A Preferred Stock to Mr. Parke, our CEO, President and Director, in consideration for his invaluable services to the Company. Each share of Series A Preferred Stock has the right to vote as 4,000 shares of Common Stock. The Series A Preferred Stock is redeemable at the option of the Company at any time for $10.00. The Board authorized the issuance of the shares to Mr. Parke on the condition that if Mr. Parke is no longer an officer or consultant to the Company, the Board will redeem the shares.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our Board comprised of a majority of “independent directors.” Notwithstanding, we believe that both Andrew Chen and Xin Wang currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the increase in authorized shares of Common Stock which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Coastline’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

GreenChek Technology Inc.
101 California Street, Suite 2450
San Francisco, California 94111
(407) 792-3332

By Order of the Board of Directors,

/s/ Lincoln Parke
Lincoln Parke, Director, President,
Treasurer, Principal Executive Officer, and
Principal Financial Officer

Annex I

RESTATED
ARTICLES OF INCORPORATION
OF
GREENCHEK TECHNOLOGY INC.

GREENCHEK TECHNOLOGY INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Revised Statutes of the State of Nevada (the “NRS”), does hereby certify:

FIRST:  That the date of filing of the Corporation’s original Articles of Incorporation with the Secretary of State of the State of Nevada was September 12, 2006. The original Articles were amended by Certificates Amending Articles of Incorporation filed with the Secretary of State on each of August 16, 2008 and September 29, 2010.

SECOND:  This Restated Articles of Incorporation (the “Articles”) has been adopted pursuant to Sections 78.315 and 78.320 of the NRS and restates and amends the provisions of the Articles of Incorporation of the Corporation.

THIRD:  That the Board of Directors of the Corporation (the “Board”) adopted resolutions dated October 4, 2010 proposing and declaring advisable the amendment and restatement of the Articles of Incorporation, that such amendment and restatement of the Articles of Incorporation was approved by written consent of a majority of the stockholders of the Corporation dated October 4, 2010 pursuant to Section 78.320 of the NRS, and that such resolutions so approved by the Board and a majority of the stockholders of the Corporation read as follows:

RESOLVED, that the text of the Articles of Incorporation be amended and restated to read in its entirety as follows:

I.
The name of the corporation is Greenchek Technology Inc. (the “Corporation”).

II.

The address of the Corporation’s registered office in the State of Nevada is c/o The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511. The name of its registered agent at such address is The Corporation Trust Company of Nevada.

III.
The total number of shares of stock which the Corporation shall have authority to issue is Three Hundred Million (300,000,000) which shall consist of (i) Two Hundred Million (200,000,000) shares of common stock, $.00001 par value per share (the "Common Stock"), and (ii) One Hundred Million (100,000,000) shares of preferred stock, $.00001 par value per share (the "Preferred Stock").

The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

(i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

(ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

(iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

(viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Articles of Incorporation.

The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board for such series before any cash dividends shall be declared and paid or set apart for payment, on the Common Stock with respect to the same dividend period.

The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

Designation and Amount. The preferred stock subject hereof shall be designated Series A Convertible Preferred Stock (“Series A Preferred”), and the number of shares constituting Series A Preferred shall be Ten Thousand (10,000).  No other shares of preferred stock shall be designated as Series A Preferred.

Dividends.  Dividends may be paid on the Series A Preferred as and when declared by the Board of Directors.

Voting Rights.  Each share of Series A Preference Stock shall entitle the holder thereof to Four Thousand (4,000) votes on all matters submitted to a vote of the shareholders of the Company.  In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or subdivide, combine or consolidate the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Except as otherwise provided herein or in the Certificate of Incorporation, in any other Certificate of Amendment creating a series of Preference Stock or any similar stock, or by law, the holders of shares of Series A Preference Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

Preference and Participation Upon Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary, the holders of Series A Preferred shall not be entitled to receive any distribution prior to or in preference to the holders of Common Stock by reason of their ownership thereof.

 Redemption. At any time the Company may redeem all, but not less than all, outstanding shares of the Series A Preferred Stock then outstanding for cash in an amount equal to $10.00 and any accrued but unpaid dividends declared on the Series A Preferred Stock. On or after the date fixed for any redemption, each holder of shares called to be redeemed shall surrender the certificate evidencing such shares to the Company at the place designated in the notice of such redemption.  On or after the date fixed for redemption, notwithstanding that the certificates evidencing any shares properly called for redemption shall not have been surrendered, such shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so called for Redemption (except the right of the registered holder thereof to have such shares redeemed and to receive the redemption price upon surrender of their certificates therefor.

Other Preferences. The shares of the Series A Preferred shall have no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the articles of incorporation of the Company.
IV.

Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

V.

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition and regulation of the powers of the Corporation and of its directors and stockholders:

(i) The business and affairs of the Corporation shall be managed by or under the direction of the Board.

(ii) The Board is expressly authorized to adopt, make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(iii) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation or as permitted under the Nevada Revised Statutes ("NRS").

In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the NRS, this Articles of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not be adopted.

VI.

No person who is or was a director of the Corporation shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty as a director unless, and only to the extent that, such director is liable (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 78.037 of the NRS or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to, repeal or adoption of any provision of the Articles of Incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of any inconsistent provision. If the NRS is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the NRS as so amended. The Corporation is authorized to provide indemnification of agents (as defined in the NRS) for any breach of duty to the Corporation and its stockholders through Bylaws provisions, through agreements with the agents, and/or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Chapter 78, as amended, of the NRS, subject to the limitations on such excess indemnification set forth in the NRS. Any amendment, repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI or under Article VII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

B. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (A) and (B) of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

D. Any indemnification under Sections (A) and (B) of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections (A) and (B). Such determination shall be made (i) by the Board of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

E. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation authorized in this Article VII. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of the Corporation deems appropriate.

F. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to- which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

G. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the NRS.

H. For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

VIII.

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Articles of Incorporation, in a manner now or hereafter prescribed by the laws of the State of Nevada at the time in force; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

IX.

The period of duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, the Corporation has caused this Restated Articles of Incorporation to be signed by Lincoln Parke, its President, this __st day of October, 2010.

By: _________________________
Name:  Lincoln Parke
Title: President